Consent of Independent Auditors


We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement of Touchstone Value Plus Fund, a series of the Touchstone Variable Series Trust, relating to the reorganization of Gabelli Large Cap Value Portfolio, a series of The Legends Fund, Inc., and to the incorporation by reference of our report dated February 13, 2002, with respect to each of the portfolios of Touchstone Variable Series Trust in this Registration Statement (Form N-14AE) dated January 31, 2003.


                                                         /s/ Ernst & Young LLP


Cincinnati, Ohio
January 28, 2003